Exhibit 99.1

FOR IMMEDIATE RELEASE
For more information, contact: Daniel Greenberg, Chairman and CEO Electro Rent Corporation 818-786-2525	Roger Pondel/Laurie Berman PondelWilkinson Inc. 310-279-5980 pwinvestor@pondel.com

Electro Rent Announces CFO Retirement

VAN NUYS, Calif. - July 20, 2015 - Electro Rent Corporation (Nasdaq: ELRC) today announced that Craig Jones, 69, the company’s Chief Financial Officer, is retiring effective August 31, after a 26-year career with the company. He will provide consulting services to Electro Rent, as needed.

Allen Sciarillo, 50, Electro Rent’s Vice President, Finance will become acting CFO. Sciarillo has nearly 30 years of finance and accounting experience and has been with Electro Rent since 2006.

“Craig has been an integral part of our team for more than two decades. As he leaves Electro Rent to travel the world and spend more time with his family, we wish him well,” said Daniel Greenberg, Chairman and CEO of Electro Rent.

About Electro Rent
Electro Rent Corporation (www.ElectroRent.com) is one of the largest global organizations devoted to the rental, leasing and sales of general purpose electronic test equipment, personal computers and servers.

“Safe Harbor” Statement
Except for the historical statements and discussions in this press release, Electro Rent’s statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect Electro Rent’s management’s current views with respect to future events and financial performance. You should not put undue reliance on these statements. When used, the words “expect” and “will” and other similar expressions identify forward looking statements. These forward-looking statements are subject to certain risks and uncertainties. The company believes its assumptions are reasonable; nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, Electro Rent’s actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in Electro Rent’s periodic reports on Form 10-K and 10-Q and in its other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, Electro Rent’s actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. Electro Rent undertakes no obligation to update or revise any forward-looking statements.

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